UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 16, 2011

TROPICANA ENTERTAINMENT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53831	27-0540158
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3930 Howard Hughes Parkway, 4th Floor, Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 589-3900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On November 16, 2011, the Company appointed Anthony P. Rodio to the position of President and Chief Operating Officer, subject to receipt of all required regulatory approvals. Also on November 16, 2011, Daniel A. Ninivaggi, the Company's President and Chief Executive Officer, offered his resignation as President, effective at such time Mr. Rodio receives the required regulatory approval to assume the roles of President and Chief Operating Officer. Mr. Ninivaggi will continue in his current positions as the Company's President and Chief Executive Officer until such time as Mr. Rodio receives all regulatory approvals required to assume the positions of President and Chief Operating Officer, at which time the Board will accept Mr. Ninivaggi's resignation as President. At such time, Mr. Ninivaggi will continue in his role as Chief Executive Officer. In addition, Mr. Rodio will remain in the position of President and Chief Executive Officer of the Company's indirect wholly owned subsidiary, Tropicana Atlantic City Corp. and continue to perform his duties related to the management of the Company's Tropicana Atlantic City operations. Mr. Rodio, age 53, has over 31 years experience in various roles in the gaming industry in multiple jurisdictions. Prior to joining the Company in June 2011, Mr. Rodio was Vice President and General Manager of Hollywood Casino in Lawrenceburg, Indiana from October 2008, and prior to that served as President and Chief Executive Officer of Resorts International in Atlantic City from May 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TROPICANA ENTERTAINMENT INC.

Date: November 22, 2011

	By:	/s/ Lance J. Millage
	Name:	Lance J. Millage
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

3